Exhibit 23.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion of our report dated July 8, 2025, with respect to our audit of ClimateRock Holdings Limited’s (the “Company”) financial statements as of December 31, 2024 and 2023 and for the years then ended, in ClimateRock Holdings Limited’s Amendment No.6 to the Form F-4.

We also consent to the reference to our Firm under the caption “Experts” in such Registration Statement.

/s/ BCRG Group

BCRG Group

Irvine, California

July 8, 2025